Exhibit 99.1

NGP Capital Resources Company Announces

1st Quarter 2005 Financial Results

Houston (BusinessWire) - May 10, 2005 – NGP Capital Resources Company (NASDAQ: NGPC) today announced financial results for the first quarter of 2005, ending March 31st.

Highlights on March 31, 2005:

Stockholders’ Equity: $243.2 million

Net Asset Value per share: $13.98

Operating Results (in thousands):

Net increase in stockholders’ equity (net assets) from operations: $1,301

Net investment income: $2,600

Net unrealized depreciation: $1,299

Portfolio Investment Activity:

Repayments of portfolio loans: $10.8 million

Number of portfolio companies at March 31, 2005: 2

Portfolio and Investment Activity

As of March 31, 2005 we had invested our portfolio as follows: 19.3% in senior subordinated secured notes, 3.4% in corporate senior notes, 20.4% in investment grade senior notes, 52.6% in U.S. Treasury Bills, and 4.3% in cash and cash equivalents. At March 31, 2005, the weighted average yield of our targeted investments was 12.2%. The weighted average yield of our investment grade senior notes was 5.4%. The weighted average yield of our U.S. Treasury Bills and cash equivalents was 2.3%. Computed yields use interest rates as of the balance sheet date and include amortization of loan origination fees, original issue discount and market premium or discount, weighted by their respective costs when averaged.

Crescent Resources repaid in full the $10.8 million Senior Subordinated Secured Bridge loan ahead of schedule, including a prepayment premium of approximately $700,000. During the first quarter, we invested approximately $51 million in investment grade senior notes issued by independent exploration and production companies. We did not close any new targeted investments during the first quarter.

Operating Results

Investment income during our first full quarter of investment activity was strong, in part due to the premium associated with the early repayment of the Crescent Bridge Loan. Investment income totaled $4.18 million for the quarter with $2.85 million attributable to our targeted investments and $1.33 million attributable to investments in cash equivalents and investment grade senior notes. Operating expenses for the period were $1.58 million and included $900,000 of management fees and $680,000 of general and administrative expenses. The resulting net investment income was $2.6 million. For the quarter ending March 31, 2005, our portfolio experienced net unrealized depreciation of $1.3 million attributable to changes in market prices of the investment grade senior notes. Overall, NGPC had a net increase in stockholders’ equity (net assets) resulting from operations of $1.3 million, or $0.07 per share.

After giving effect to the $0.12 per common share dividend declared, stockholders’ equity (net assets) per share as of March 31, 2005 was $13.98.

Correction to Annual Report on Form 10-K

Management has discovered that in the Financial Highlights section on page 38 of its annual report on Form 10-K, for the period ended December 31, 2004, the numbers reported for “Market value, end of period” and “Total Return” are incorrect. The correct number for “Market value, end of period” is $15.37, as opposed to $15.07, as reported. The correct number for “Total Return” is 2.47%, as opposed to 0.47%, as reported. We are currently in the process of determining whether a formal restatement of the financial statements will be required.

Conference Call at 11:00 a.m. Eastern Time on May 10, 2005

NGPC invites all interested persons to participate in its conference call on May 10, 2005 at 11:00 am Eastern Time. The dial-in number for the call is (800) 437-3848. International callers should dial (312) 461-9437. The pass code for the conference call is 4459147.

The Company will maintain an audio replay of the call from 2:00 pm Eastern Time on May 10, through the close of business on May 13, 2005. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820 to access the replay. The replay pass code is 4459147.

NGP CAPITAL RESOURCES COMPANY

BALANCE SHEET

	March 31, 2005 (unaudited)	December 31, 2004
Assets:
Investments in portfolio securities at fair value (cost: $55,234,563 and $65,770,724, respectively)	$55,564,087	$66,061,513
Investments in Agency and Auction Rate Securities, at cost which approximates fair value	100,000	41,301,002
Investments in high grade corporate notes (cost: $51,145,360 and $0, respectively)	49,807,840	—
Investments in U.S. Treasury Bills, at cost which approximates fair value	128,565,249	—

Total investments	234,037,176	107,362,515

Cash and cash equivalents, at cost which approximates fair value	10,562,021	136,314,402
Accounts receivable	—	80,000
Interest receivable	942,307	303,484
Prepaid assets	348,902	491,602

Total Assets	$245,890,406	$244,552,003

Liabilities and stockholders’ equity (net assets):

Liabilities:
Accounts payable	$458,145	$513,173
Dividends payable	2,088,012	—
Deferred Income	100,000	—

Total Liabilities	2,646,157	513,173

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized; 17,400,100 issued and outstanding	17,400	17,400
Paid-in capital in excess of par	244,313,252	244,320,858
Undistributed net investment income (loss)	(78,407)	(590,217)
Net unrealized appreciation (depreciation) of portfolio securities	(1,007,996)	290,789

Total stockholders’ equity (net assets)	243,244,249	244,038,830

Total liabilities and stockholders’ equity (net assets)	$245,890,406	$244,552,003

Net assets per share	$13.98	$14.03

NGP CAPITAL RESOURCES COMPANY

STATEMENT OF OPERATIONS

	For the Three Months ended March 31, 2005 (unaudited)	Period August 6, 2004 (commencement of operations) through December 31, 2004
Operating income:
Interest income	$4,182,290	$853,038

Total operating income	4,182,290	853,038

Operating expenses:
Management fees	900,000	452,676
Organization costs	1,111	704,808
General and administrative expenses	680,371	285,771

Total operating expenses	1,581,482	1,443,255

Interest expense	986	—

Net investment income (loss)	2,599,822	(590,217)

Net increase (decrease) in Unrealized appreciation (depreciation) on portfolio securities	(1,298,785)	290,789

Net increase (decrease) in stockholders’ equity (net assets) resulting from operations	$1,301,037	$(299,428)

Net increase (decrease) in stockholders’ equity (net assets) resulting from operations per common share	$0.07	$(0.02)

Per Share Data
	For the Three Months ended March 31, 2005 (unaudited)	Period August 6, 2004 (commencement of operations) through December 31, 2004
Net asset value, beginning of period	$14.03	$15.00
Underwriting discounts and commissions	—	(0.82)
Costs related to the initial public offering	—	(0.13)

Net asset value after offering costs	14.03	14.05

Net investment income (loss)	0.15	(0.03)
Unrealized appreciation (depreciation) on portfolio securities	(0.08)	0.01

Net increase (decrease) in stockholders’ equity (net assets) resulting from operations	0.07	(0.02)

Dividends declared	(0.12)	—

Net asset value, end of period	$13.98	$14.03

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio will be principally in energy related private companies. From time to time, the Company may also invest in public companies that are not thinly traded. The Company expects to invest primarily in senior secured and mezzanine loans in furtherance of its business plan and may receive equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of Natural Gas Partners, LLC, a leading energy sector private equity investor.

This press release contains forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company will be available in our annual report on Form 10-K and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.